UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2004

BPZ Energy, Inc.

(formerly Navidec, Inc.)

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd, Suite 525
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information included in this Form 8-K/A supersedes and replaces in its entirety the information BPZ Energy, Inc., a Colorado company, (“BPZ” or the “Company”), included in the Form 8-K/A filed on December 6, 2004 and the Form 8-K/A filed on January 17, 2006, as a result of the Company’s decision to amend and restate its consolidated financial statements.

The primary reasons for the amendment and restatement relate to:

•                  as to the merger with Navidec, Inc. (“Navidec”), the description of the accounting and the valuation of certain Navidec options assumed by the Company;

•                  the accounting for the post-merger operations of Navidec Financial Services, Inc. (“NFS”); and

•                  the accounting for expenses incurred on the Company’s behalf by its former parent, BPZ Associates, Inc. (“Associates”) prior to the merger with Navidec.

The Navidec Merger

The Company’s description of the transaction has been amended to clarify that the merger is considered, from an accounting perspective to be in substance, a capital transaction rather than a business combination.  On July 8, 2004, Navidec and BPZ Energy, Inc., a Texas corporation (“BPZ-Texas”), entered into a Merger Agreement (the “Merger Agreement”) providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange (the “Merger”).  The Merger was consummated on September 10, 2004. The Company changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005.  Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec; however, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company.  It is equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization.  The accounting treatment is identical to that resulting from a reverse merger of BPZ-Texas with Navidec under SFAS 141, except that no goodwill or other intangible asset has been recorded.

The Company’s historical financial statements prior to the acquisition become those of BPZ-Texas (accounting acquirer). Operations prior to the Merger are those of BPZ-Texas and earnings per share for periods prior to the Merger are restated to reflect the number of equivalent shares received by BPZ-Texas, with the historical stockholders’ equity of BPZ-Texas prior to the Merger being retroactively restated (a recapitalization) to reflect the equivalent number of shares received in the Merger by BPZ-Texas and the capital structure (the number and type of shares issued) of Navidec (the legal acquirer). Accordingly, all financial statements and pro forma combined financial statements included herein or incorporated by reference reflect the acquisition by BPZ-Texas of the net assets of Navidec and the recapitalization of BPZ-Texas’ common stock based on the exchange ratio provided in the Merger Agreement.

Navidec Options

The Company is restating its consolidated financial statements to reflect a change in the valuation of the options to purchase 1,332,076 shares of Navidec common stock assumed by the Company in the Merger with Navidec.  All shares underlying such options are issuable as common stock of the Company.  The proceeds from the exercise of the assumed options must be remitted to NFS pursuant to the Merger Agreement.  As such, the Company believes that $0.00 should be the exercise price input in the Black-Scholes model used to value these instruments.  In its prior restatement on Form 8-K/A filed January 17, 2006, the Company used the stated exercise price (weighted average) per the respective option agreements.  The fair value of these options was determined to be $3.21 per share (compared to $1.48 per share in the Company’s prior restatement) based on the exercise price noted and the market price of the underlying common stock on the date of grant, among other Black-Scholes inputs.

Operations of NFS

The Company is also restating its consolidated financial statements to exclude the operations of NFS for all periods presented.  The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the date prior to consummation of the Merger.  The Company previously concluded in its 2004 Form 10-KSB/A filed on January 17, 2006 that it was the record owner of NFS shares, but that any ownership was at most temporary, and restated its consolidated financial statements to account for NFS on the equity method until such time as the final distribution of NFS shares to the pre-merger shareholders has been completed in all respects.  However, the Company subsequently learned through discovery performed with respect to an action the Company filed against NFS in District Court, Arapahoe County, Colorado (the “Court”) that share certificates of NFS were issued in the names of the shareholders of the pre-merger Navidec effective September 9, 2004 and no NFS certificates were ever issued to the Company.  In addition, a Findings of Fact and Conclusions of Law (the “Order”) issued by the Court stated that the Company was not a shareholder of NFS at any time after September 9, 2004.  Based on these findings, the Company concluded that it should not account for the post-Merger operations of NFS in its consolidated financial statements.

Allocation of Costs Incurred by BPZ & Associates, Inc.

The Company is also restating its consolidated financial statements as a result of a change in the methodology used to allocate costs from Associates, its former parent.  The Company has identified costs that were incurred by Associates in support of BPZ-Texas’ activities from BPZ-Texas’ inception in August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas’ financial statements. Additionally, all of Associates’ costs on BPZ-Texas’ projects in excess of third party reimbursements have been included in BPZ-Texas’ financial statements in an effort to reflect all the costs of doing business.  The Company believes its allocation methodology is reasonable.   The total costs allocated from Associates to BPZ-Texas in 2003 and 2004 were as follows:

	Year Ended December 31, 2003	January 1, 2004 to September 10, 2004
Costs Allocations from Associates to BPZ-Texas:	$441,058	$685,575

The Company’s consolidated financial statements for the years ended December 31, 2005 and 2004 have been restated to reflect the items noted above.  The details of the accounting for the Merger and further discussion of the restatements can be found in Notes 1 and 2 to the Consolidated Financial Statements in the Company’s Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005, which was filed on September 26, 2006.

ITEM 9.01 Financial Statements

(a)  Financial Statements of Business Acquired.

Information required by this item is contained in our Amendment No. 1 to our  2005 Annual Report on Form 10-KSB/A filed on September 26, 2006 and is incorporated herein by reference.

 (b)      Pro-Forma Financial Information

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro Forma Combined Financial Statements

On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange.  The Merger was consummated on September 10, 2004. The registrant changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005. Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec to avoid confusion.

On the effective date of the Merger, the shareholders of BPZ-Texas received the majority of the voting interests and control of the management and Board of Directors of the combined entity.  It is the equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization.  This accounting treatment is identical to that resulting from a reverse merger under SFAS 141, except that no goodwill or other intangible asset has been recorded.   The capital structure and financial statements of the combined entity for periods prior to the Merger will be the historical capital structure and financial statements of BPZ-Texas.  Upon completion of the Merger, the officers and directors of Navidec resigned, except for the former CEO of Navidec, John R. McKowen, who remained a director.  Mr. McKowen, together with the management and the four directors of BPZ-Texas, became the executive officers and directors of the combined entity.

The Merger Agreement provided for the immediate issuance by Navidec of 9,000,000 shares of its common stock to the shareholders of BPZ-Texas and the future issuance of an additional 18,000,000 shares on an earn-out basis if the Company achieves certain reserve and production goals.  The additional earn-out shares, when issued, will be treated for accounting purposes as a stock dividend because the earn-out is payable to the former shareholders of BPZ-Texas, the accounting acquirer.  Accordingly, except for an increase in the number of common shares outstanding, no accounting entry will be required for the dividend.  Should all of the earn-out shares be earned, the former shareholders of BPZ-Texas would receive, in the aggregate, 27,000,000 shares of common stock of the Company; however, the earn-out shares have not been included in the computation of weighted average shares outstanding or earnings per share, as the issuance of such shares is contingent.

The Merger Agreement also provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to its then wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the Navidec pre-merger shareholders of record as of September 9, 2004, the day prior to consummation of the Merger.  Accordingly, the pre-merger shareholders of BPZ-Texas would not be entitled to receive shares of NFS.  All legal requirements for the transfer of ownership of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission.  The Company intends to assist the management of NFS, as requested, in its efforts to register the NFS shares, but has no control over the registration process of NFS and cannot predict when, or if, the management of NFS will complete such registration.

Subsequent to the Merger, NFS has operated independently of the Company.  Each entity maintains separate offices, bank accounts and management and the lines of business and operations of the two entities are completely independent.  Effective with the closing of the Merger, the Company does not control NFS and has no ownership in NFS.  NFS’ results are not included in the Company’s pro forma combined financial statements.

As part of the Merger transaction, Navidec agreed to provide through a private placement not less than $3 million, or more than $6 million, in additional equity capital for the operations and working capital needs of BPZ-Texas.  As of September 30, 2004, this private placement was closed with $6.0 million of total gross proceeds from the sale of 3,000,000 shares of common stock at a price of $2.00 per share.  Net proceeds of approximately $5.5 million became available for use in connection with the business operations of BPZ-Texas.

At the date of the Merger, Navidec had 3,198,368 shares of common stock outstanding, which from an accounting perspective, were deemed acquired by BPZ-Texas in a one-for-one share exchange.  As additional incentive for the shareholders of Navidec to enter into the Merger, NFS received an additional 662,149 shares of common stock of Navidec. In its recapitalization, the Company assumed options to purchase 1,332,076 shares of Navidec common stock, which had previously been issued to employees, directors and consultants of Navidec and were outstanding on the date of the Merger. Under the terms of the Merger Agreement, the proceeds received from the exercise of these stock options are payable to NFS. The Company also assumed outstanding Class A ($2.00 per share) and Class B ($4.00 per share) warrants to purchase 1,129,000 shares (564,500 shares per class) of Navidec common stock.

The Company also granted to NFS fully vested options to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share as compensation for certain investor relations services NFS agreed to provide from July 1, 2004 to July 1, 2005. Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to John R. McKowen in connection with his service as a financial consultant to the Company   Of such option shares, 500,000 vested upon consummation of the Merger and the remaining 500,000 option shares are to vest upon the receipt of additional investment proceeds totaling $6,000,000, provided such funding is received no later than September 10, 2006.

All shares underlying the options and warrants noted above are issuable as common stock of the Company.

The 662,149 shares of common stock the Company issued to NFS in connection with the acquisition were valued at the average closing price of Navidec’s common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004.  Navidec was publicly traded and had a market for its equity, while BPZ-Texas was privately owned.  The stock options assumed to purchase 1,332,076 shares of Navidec common stock and the warrants assumed and issued to purchase 1,129,000 and 2,500,000 shares of Navidec common stock, respectively, were valued using the Black-Scholes model.  Inputs into the Black–Scholes valuation model for the valuation of the warrants and stock options included the exercise price and remaining term for the stock options and warrants, and a volatility factor based on historical stock prices of Navidec.

The accompanying unaudited pro forma combined financial statements of BPZ Energy, Inc. and Subsidiaries have been adjusted to reflect the transactions contemplated by the Merger Agreement dated July 8, 2004, as modified by the Closing

Agreement dated September 8, 2004, by and between Navidec and BPZ-Texas.  Accordingly, the following non-recurring transactions directly related to the Merger Agreement (“Merger Costs”) have been reflected in the unaudited pro forma combined balance sheet as of June 30, 2004 as if they had occurred on that date:

•                  The issuance of 662,149 shares of common stock by the Company, as the accounting acquirer, to NFS.

•                  The assumption by the Company, as the accounting acquirer, of Navidec stock options outstanding to purchase 1,332,076 shares of common stock.  The proceeds of such options are payable to NFS.

•                  The issuance in a private placement of 3,000,000 shares of common stock at $2.00 per share, for net proceeds of $5,506,807.  The completion of this private placement was a pre-condition to the Merger.

•                  The conversion of $685,000 of BPZ-Texas long-term debt into 1,802,376 shares of BPZ-Texas common stock.  The conversion of this debt to common stock was a pre-condition to the Merger.

The Merger Costs noted above were not considered in the pro forma combined income statements; however, compensation expense related to an investor relations services contract and a financial consulting contract entered into in conjunction with the Merger are reflected in the pro forma combined income statements for the year ended December 31, 2003 and six months ended June 30, 2004, as if the Merger had occurred on January 1, 2003.

The following table summarizes the foregoing compensation and Merger-related transactions as they were recorded in the Company’s consolidated financial statements for the year ended December 31, 2004:

				Statement of Operations	Balance Sheet
Description	Shares	Fair Value		Expensed	Common Stock	Additional Paid-In Capital	Deficit Accumulated During the Exploratory Stage
BPZ common stock issued to NFS	662,149	$1.48		$979,981	$979,981	$—	$979,981
BPZ options issued to NFS (for investor relation services)	1,500,000	1.76	(a)	2,644,146	—	2,644,146	2,644,146
BPZ options issued to former CEO (for financial consulting services) (b)	1,000,000	1.20		675,000	—	675,000	675,000
Assumption of Navidec stock options	1,332,076	3.21		4,275,964	—	4,275,964	4,275,964
Assumption of Navidec Class A warrants	564,500	0.30		169,350	—	169,350	169,350
Assumption of Navidec Class B warrants	564,500	0.08		45,160	—	45,160	45,160
Pre-merger outstanding common stock of Navidec	3,198,368	N/A		—	—	—	—
				$8,789,601	$979,981	$7,809,620	$8,789,601

(a) Fair value per share was rounded to two decimal places for presentation purposes.

(b) Amounts recorded represent the immediate vesting/expense of 500,000 options ($600,000) and the amortization of the second group of 500,000 options ($75,000) for the three months ended December 31, 2004.

The unaudited pro forma combined financial statements presented herein are based on assumptions and do not purport to represent what the Company’s financial position or results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company’s consolidated financial position or results of operations for any future period.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro Forma Combined Balance Sheet

June 30, 2004

	Historical		Adjustments		Adjustments
		BPZ	Related to		Related to
	Navidec, Inc.	Energy, Inc.	Merger		Transfer of	Pro Forma
	As Reported	As Reported	Transaction		NFS	Combined
		(Restated)	DR (CR)		DR (CR)
					(4)
Current Assets:
Cash	$262,000	$7,799	$5,506,807	(2)	$(262,000)	$5,514,606
Marketable securities	83,000	—	—		(83,000)	—
Accounts receivable, net	13,000	—	—		(13,000)	—
Prepaid expenses	31,000	—	—		(31,000)	—
Deferred financing costs	—	142,667	—		—	142,667
Other current assets	—	100,510	—		—	100,510
Total current assets	389,000	250,976	5,506,807		(389,000)	5,757,783

Property and equipment, net	31,000	—	—		(31,000)	—
Performance bond	—	200,000	—		—	200,000
Notes receivable	53,000	—	—		(53,000)	—
Deferred financing costs	—	285,333	—		—	285,333
Other non-current assets	46,000	—	—		(46,000)	—
Investment in Ecuador property	—	642,000	—		—	642,000
Goodwill	189,000	—	—		(189,000)	—

Total assets	$708,000	$1,378,309	$5,506,807		$(708,000)	$6,885,116

Current Liabilities:
Accounts payable	$373,000	$10,476	$—		$(373,000)	$10,476
Accrued liabilities	190,000	31,600	—		(190,000)	31,600
Current portion of notes payable	253,000	391,949	—		(253,000)	391,949
Notes payable to stockholders	—	698,950	(685,000	)(3)	—	13,950
Other notes payable	—	338,975	—		—	338,975
Total current liabilities	816,000	1,471,950	(685,000)		(816,000)	786,950

Long-term debt	—	983,051	—		—	983,051

Minority interest	20,000	—	—		(20,000)	—

Stockholders’ equity (deficit):
Common stock	63,097,000	1,000	979,981	(1)	(63,097,000)	7,172,788
			5,506,807	(2)
			685,000	(3)
Warrants and options	813,000		—		(813,000)	—
Deferred compensation	(1,000)	—	—		1,000	—
Additional paid-in-capital	—	480,822	4,490,474	(1)		4,971,296
Accumulated deficit	(64,037,000)	(1,558,514)	(5,470,455	)(1)	64,037,000	(7,028,969)

Total stockholders’ equity (deficit)	(128,000)	(1,076,692)	6,191,807		128,000	5,115,115

Total liabilities and stockholders’ equity (deficit)	$708,000	$1,378,309	$5,506,807		$(708,000)	$6,885,116

See accompanying notes to unaudited pro forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2003

	Historical
		BPZ
	Navidec, Inc.	Energy, Inc.	Adjustments	Pro Forma
	As Reported	As Reported	DR (CR)	Combined
		(Restated)	(4)
Revenue	$977,452	$—	$(977,452)	$—
Cost of Revenue	415,396	—	(415,396)	—
Gross profit	562,056	—	(562,056)	—

Operating Expenses
Product development	123,157	—	(123,157)	—
General and administrative	1,844,132	536,154	(1,844,132)	4,080,300
			3,544,146 (5)
Sales and marketing	358,858	—	(358,858)	—
Loss on impairment of assets	530,244	—	(530,244)	—
Loss on impairment of inventory	288,296	—	(288,296)	—
Non-cash stock compensation	52,885	—	(52,885)	—
Other operating expense	—	843	—	843
Taxes other than income	—	128	—	128
Depreciation and amortization	1,872,437	—	(1,872,437)	—
Total operating expenses	5,070,009	537,125	(1,525,863)	4,081,271

Loss from operations	(4,507,953)	(537,125)	963,807	(4, 081,271)

Other income (expense)
Interest expense	(48,254)	—	48,254	—
Minority interest	1,553	—	(1,553)	—
Gain on sale of fixed assets	85,000	—	(85,000)	—
Gain on settlement of lawsuit	224,631	—	(224,631)	—
Realized gain on investment	56,225	—	(56,225)	—
Unrealized gain on investment	50,000	—	(50,000)	—
Other income	27,322	1,445	(27,322)	1,445
Total other income (expense)	396,477	1,445	(396,477)	1,445

Net loss before income taxes	(4,111,476)	(535,680)	567,330	(4,079,826)

Income taxes	—	—	—	—

Net loss	$(4,111,476)	$(535,680)	$567,330	$(4,079,826)

Basic and diluted net loss per share	$(3.28)	$(0.13)		$(0.32)

Weighted average common shares outstanding	1,252,627	4,103,454		12,766,347

See accompanying notes to unaudited pro forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2004

	Historical
		BPZ
	Navidec, Inc.	Energy, Inc.	Adjustments	Pro Forma
	as Reported	as Reported	DR (CR)	Combined
		(Restated)	(4)
Revenue	$510,000	$—	$(510,000)	$—
Cost of revenue	50,000	—	(50,000)	—
Gross profit	460,000	—	(460,000)	—

Operating expenses
General and administrative	1,136,000	554,487	(1,136,000)	704,487
			150,000 (5)
Geological and geophysical	—	81,473		81,473
Non-cash stock compensation	3,000	—	(3,000)	—
Depreciation and amortization	138,000	—	(138,000)	—
Total operating expenses	1,277,000	635,960	(1,127,000)	785,960

Loss from operations	(817,000)	(635,960)	667,000	(785,960)

Other income (expense):
Interest expense	—	(31,600)		(31,600)
Gain on sale of fixed assets	18,000	—	(18,000)	—
Realized gain on investment	382,000	—	(382,000)	—
Unrealized gain on investment	8,000	—	(8,000)	—
Other income	47,000	359	(47,000)	359
Total other income (expense)	455,000	(31,241)	(455,000)	(31,241)

Net loss before income taxes	(362,000)	(667,201)	212,000	(817,201)

Income taxes	—	—	—	—

Net loss	$(362,000)	$(667,201)	$212,000	$(817,201)

Basic and diluted loss per share	$(0.15)	$(0.16)		$(0.06)

Weighted average common shares outstanding	2,464,000	4,103,454		12,766,347

See accompanying notes to unaudited pro forma combined financial statements.

BPZ Energy, Inc. and Subsidiaries

(formerly Navidec, Inc. and Subsidiaries)

Notes to Unaudited Pro Forma Combined Financial Statements

The historical balance sheet of Navidec as of June 30, 2004 and the historical statement of operations for the six months then ended were derived from Navidec’s Form 10-QSB filed on August 23, 2004.  The historical statement of operations of Navidec for the year ended December 31, 2003 was derived from Navidec’s Form 10-KSB for the year ended December 31, 2003 which was filed on April 14, 2004.

The historical statement of operations of BPZ-Texas for the year ended December 31, 2003 and its historical balance sheet and statement of operations as of, and for the six months ended, June 30, 2004 were derived from BPZ-Texas’ amended historical financial statements.

The following are the pro-forma adjustments to the accompanying unaudited pro-forma combined financial statements:

Adjustments Related to Merger Transaction:

(1)          Adjustment to the pro forma combined balance sheet to record non-recurring Merger Costs attributable to the following equity transactions on the date of the Merger:

	Value/Share		Total
Issuance of 662,149 shares of common stock to NFS	$1.48	(i)	$979,981
Assumption of Navidec stock options to purchase 1,332,072 shares of common stock	3.21	(ii)	4,275,964
Assumption of Navidec Class A warrants to purchase 564,500 shares of common stock for $2.00 per share	0.30	(ii)	169,350
Assumption of Navidec Class B warrants to purchase 564,500 shares of common stock for $4.00 per share	0.08	(ii)	45,160
			$5,470,455

(i)                Represents the average closing price of Navidec’s common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004

(ii)             Valuation calculated using a Black-Scholes model as of the Merger date, September 10, 2006.

(2)          To record $5,506,807 of net proceeds received from the private placement of 3,000,000 shares of common stock.  The receipt of these private placement proceeds was a pre-condition to the Merger.

(3)          To record the conversion of $685,000 of BPZ-Texas long-term debt into 1,802,376 shares of common stock.  The retirement of this debt was a pre-condition to the Merger.

(4)          Unless otherwise noted, to eliminate the assets, liabilities and results of operations of NFS, which consist of all of the pre-merger assets, liabilities and operations of Navidec, Inc.

(5)          To record the following compensation costs related to certain contracts entered into in conjunction with the Merger, for the year ended December 31, 2003 and six months ended June 30, 2004, as if the Merger had occurred on January 1, 2003:

	Pro Forma Adjustments
	Year Ended December 31, 2003	Six Months Ended June 30, 2004
Investor relations services to be provided by NFS	$2,644,146	$—
Financial consulting services to be provided by Navidec’s former CEO, John R. McKowen	900,000	150,000

	$3,544,146	$150,000

Pro Forma weighted average common shares outstanding at December 31, 2003 and June 30, 2004 consisted of the following:

	December 31, 2003	June 30, 2004
Pro Forma Weighted Average Common Shares Outstanding:
Pre-merger outstanding common stock of BPZ-Texas	4,103,454	4,103,454
Pre-merger outstanding common stock of Navidec	3,198,368	3,198,368
Common stock issued to NFS	662,149	662,149
Conversion of BPZ-Texas debt to common stock	1,802,376	1,802,376
Private placement of common stock in connection with the Merger	3,000,000	3,000,000

Pro Forma weighted average common shares outstanding	12,766,347	12,766,347

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC. (formerly Navidec, Inc.) (Registrant)

Dated: September 26, 2006	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer